UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2019

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane Suite 175 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-929-3871

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Settlement Agreement with Atlas Technology Group, LLC

On February 20, 2019, Inpixon, Sysorex, Inc. (the “Company”) and Atlas Technology Group, LLC (“Atlas”) entered into a settlement agreement (the “Settlement Agreement”) in connection with the satisfaction of an arbitration award in an aggregate amount of $1,156,840.25 plus pre-judgment interest equal to an aggregate of $59,955.28 (the “Award”) granted to Atlas following arbitration proceedings arising out of an engagement agreement, dated September 8, 2016, by and between Atlas and Inpixon as well as its subsidiaries, including the predecessor to the Company (the “Engagement Agreement”).

Pursuant to the Settlement Agreement, Atlas agreed to (a) reduce the Award by $275,000 resulting in a net award of $941,795.53 (the “Net Award”) and (b) accept an aggregate of 749,440 shares of freely-tradable common stock of Inpixon (the “Settlement Shares”), in satisfaction of the Award, which was determined by dividing 120% of the Net Award by $1.508, which was the “minimum price,” as defined under Nasdaq Listing Rule 5635(d). The closing is expected to occur on or about February 21, 2019.

After Inpixon issues and delivers the Settlement Shares to Atlas, the Award will be deemed satisfied in full and the parties will be deemed to have released each other from any claims arising out of the Engagement Agreement. The Settlement Shares will be issued to Atlas pursuant to Inpixon’s registration statement on Form S-3, as amended (SEC File No. 333-223960), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 5, 2018. On February 20, 2019, Inpixon plans to file a prospectus supplement with the SEC relating to the issuance by Inpixon of the Settlement Shares.

In connection with the Company’s spin-off from Inpixon, the Company and Inpixon each agreed pursuant to the terms and conditions of that certain Separation and Distribution Agreement, dated August 7, 2018, as amended, that the costs and liabilities related to the arbitration action arising from the Engagement Agreement would be shared by each party following the spin-off. As a result, the Company is obligated to indemnify Inpixon for half of the total amount paid by Inpixon to satisfy the Award.

In the event that the total net proceeds received by Atlas or its designees from the sale of the Settlement Shares (exclusive of brokerage fees) exceeds the amount of the Net Award, Atlas agreed to deliver an amount equal to the difference between the sale proceeds and the Net Award to the legal counsel for Inpixon and the Company to be applied against fees incurred in connection with the arbitration and the Settlement Agreement.

The description of the Settlement Agreement is qualified in its entirety by the full text of the Settlement Agreement, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	Settlement Agreement, dated as of February 20, 2019, by and among Inpixon, Sysorex, Inc. and Atlas Technology Group, LLC.

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement, dated as of February 20, 2019, by and among Inpixon, Sysorex, Inc. and Atlas Technology Group, LLC. (1)

(1) Filed herewith.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX, INC.

Date: February 20, 2019	By:	/s/ Zaman Khan
	Name:	Zaman Khan
	Title:	Chief Executive Officer

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